UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2015

AMP HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02    Unregistered Sales of Equity Securities

Item 5.07    Submission of Matters to a Vote of Security Holders

Convertible Promissory Notes

AMP Holding Inc. (the “Company”), entered into Subscription Agreements with eight accredited investors (the “December 2014 Investors”) between November 24, 2014 and February 2, 2015 providing for the sale by the Company to the December 2014 Investors of 14% Unsecured Convertible Promissory Notes in the aggregate amount of $1,635,000 (the "December 2014 Notes"). In addition to the December 2014 Notes, the December 2014 Investors also received common stock purchase warrants (the “December 2014 Warrants”) to acquire 5,839,286 shares of common stock of the Company. The December 2014 Warrants are exercisable for five years at an exercise price of $0.14. The initial closing of $200,000 was on November 24, 2014, the second closing of $700,000 was on December 8, 2014, the third closing of $343,000 was on December 30, 2014, the fourth closing of $292,000 was on January 16, 2015 and the fifth closing of $100,000 was on February 2, 2015.

The December 2014 Notes mature one year from their respective effective dates (the "Maturity Dates") and interest associated with the December 2014 Notes is 14% per annum, which is payable on the Maturity Dates. The December 2014 Notes are convertible into shares of common stock of the Company automatically upon the Company increasing its authorized shares of common stock to allow for full conversion of the December 2014 Notes. The December 2014 Notes and the December 2014 Warrants carry standard anti-dilution provisions. Further, for a period of six months from issuance, upon the issuance of common stock or common stock equivalents at a price lower than the conversion price or the exercise price, the conversion price in the December 2014 Notes and the exercise price in the December 2014 Warrants will be reduced to such lower price. Dawson James Securities, Inc. acted as placement agent and received compensation of $90,970 and a common stock purchase warrant exercisable at $0.14 per share to acquire 1,576,607 shares of common stock for a period of five years.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act. As of the date hereof, the Company is obligated on $1,635,000 in face amount of December 2014 Notes issued to the December 2014 Investors. The December 2014 Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Annual Meeting

The Company held its Annual Meeting on January 30, 2015 in Loveland, Ohio. Of the 149,667,926 shares of Common Stock outstanding on December 8, 2014, the record date, 112,011,234 shares were represented at the Annual Meeting, in person or by proxy, constituting a quorum. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Annual Meeting and the number of votes cast with respect to each proposal was as follows:

(1) Elect three directors until her or his successor is duly elected and qualified, or until her or his earlier death, resignation or removal:

	For	Against	Abstain
James E. Taylor	80,445,283	0	685,803
Stephen S. Burns	81,074,658	0	56,428
Raymond J. Chess	80,994,820	0	137,226

(2) to amend our Articles of Incorporation to increase the aggregate number of authorized shares of common stock by 250,000,000 shares to 500,000,000 shares.

For	Against	Abstain
100,526,308	9,124,556	904,597

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(3) Ratify the appointment of Clark, Schaefer, Hackett & Co.  as the Company's independent registered public accounting firm for the year ending December 31, 2014:

For	Against	Abstain
108,740,650	2,748,536	522,048

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Subscription Agreement entered between AMP Holding Inc and the December 2014 Investors (1)

4.2	Form of 14% Unsecured Convertible Promissory Note issued to the December 2014 Investors (1)

4.3	Form of Common Stock Purchase Warrant issued to the December 2014 Investors (1)

(1) Incorporated by reference to the Form 8-K Current Report filed with the Securities Exchange Commission on December 11, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: February 4, 2015	By:	/s/ Julio Rodriguez
	Name:	Julio Rodriguez
	Title:	CFO

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